Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 9, 2013, Revlon, Inc., through its wholly owned operating subsidiary, Revlon Consumer Products Corporation (“RCPC” and, together with Revlon, Inc., “Revlon”), completed the acquisition of The Colomer Group Participations, S.L. (“Colomer”), a Spanish company which primarily markets and sells professional products to salons and other professional channels under brands such as Revlon Professional, Intercosmo, Orofluido, and UniqOne hair care; CND Shellac and CND Vinylux nail polishes; and American Crew men’s hair care (the “Colomer Acquisition”), pursuant to a share sale and purchase agreement (the “Colomer Purchase Agreement”), which RCPC entered into on August 3, 2013.

The following unaudited pro forma condensed combined financial statements and explanatory notes present how the consolidated financial statements of Revlon and Colomer may have appeared had the Colomer Acquisition been completed at earlier dates. The unaudited pro forma condensed combined financial statements show the impact of the Colomer Acquisition on the companies’ respective historical financial positions and results of operations under the acquisition method of accounting with Revlon treated as the acquirer of Colomer as if the Colomer Acquisition had been completed on January 1, 2012 for statements of operations purposes and on September 30, 2013 for balance sheet purposes.

Colomer’s historical consolidated financial statements have been prepared in accordance with IFRS as issued by IASB (“IFRS”). The unaudited pro forma condensed combined financial statements reflect certain adjustments to Colomer’s financial statements to align those financials with Revlon’s U.S. GAAP accounting policies. These adjustments reflect Revlon’s best estimates based upon the information currently available. Additionally, certain items have been reclassified from Colomer’s historical financial statements to align the presentation of those financials with Revlon’s financial statement presentation. These reclassifications were determined based upon the information currently available to Revlon and additional reclassifications may be necessary once the acquisition accounting is completed and additional information is available.

Colomer’s historical financial statements have been translated from Euros to U.S. Dollars using historical exchange rates. See Note 3, “IFRS to U.S. GAAP Reconciliation of Colomer’s Historical Financial Information” for the translation of Colomer’s historical financial statements.

The Colomer Acquisition will be accounted for under the acquisition method of accounting, whereby the assets acquired and liabilities assumed will be measured at their respective fair values with any excess reflected as goodwill. The determination of the fair values of the net assets acquired, including intangible and net tangible assets, is based upon certain valuations that have not been finalized, and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect Revlon’s best estimate and are subject to change once the detailed analyses are completed. These adjustments may be material.

The Unaudited Pro Forma Condensed Combined Statements of Operations do not include: (1) any revenue or cost saving synergies that may be achieved subsequent to the completion of the business combination; or (2) the impact of non-recurring items directly related to the business combination.

The pro forma condensed combined financial statements are unaudited, are presented for informational purposes only, and are not necessarily indicative of the financial position or results of operations that would have occurred had the Colomer Acquisition been completed as of the dates or at the beginning of the periods presented. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future consolidated financial position or operating results of the combined companies. The unaudited pro forma condensed combined financial statements and the accompanying notes should be read together with:

•	the separate audited historical consolidated financial statements of Revlon for the year ended December 31, 2012 (as filed with the SEC on February 13, 2013 in Revlon, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012);

•	the separate audited historical consolidated financial statements of Colomer as of December 31, 2012 and 2011 and January 1, 2011, and for each of the three years in the period ended December 31, 2012 (as filed with the SEC on November 15, 2013 in RCPC’s Registration Statement on Form S-4/A);

•	the separate unaudited historical consolidated financial statements of Revlon as of and for the nine months ended September 30, 2013 (as filed with the SEC on October 24, 2013 in Revlon, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013); and

•	the separate unaudited condensed historical consolidated financial statements of Colomer as of and for the six months ended June 30, 2013 (as filed with the SEC on November 15, 2013 in RCPC’s Registration Statement on Form S-4/A).

REVLON, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

(in millions)

	Historical			Note	Pro Forma Combined
	Revlon	Colomer U.S. GAAP	Pro Forma Adjustments
Net sales	$1,426.1	$515.2	$—		$1,941.3
Cost of sales	506.5	181.9	—		688.4

Gross profit	919.6	333.3	—		1,252.9
Selling, general and administrative	710.2	270.5	16.9	Note 5(c)	997.6
Restructuring charges and other, net	20.7	7.5	—		28.2

Operating income (loss)	188.7	55.3	(16.9)		227.1

Other expenses, net:
Interest expense	79.1	9.9	22.1	Note 5(d)	111.1
Interest expense – preferred stock dividends	6.5	—	—		6.5
Amortization of debt issuance costs	5.3	0.6	2.3	Note 5(d)	8.2
Loss on early extinguishment of debt	—	—	—		—
Foreign currency losses (gains), net	2.7	(1.3)	—		1.4
Miscellaneous, net	0.7	(3.6)	—		(2.9)

Other expenses, net	94.3	5.6	24.4		124.3

Income (loss) from continuing operations, before income taxes	94.4	49.7	(41.3)		102.8
(Provision for) benefit from income taxes	(43.7)	(19.8)	15.2	Note 5(e)	(48.3)

Income (loss) from continuing operations, net of taxes	$50.7	$29.9	$(26.1)		$54.5

Basic earnings per common share	$0.97				$1.04

Diluted earnings per common share	$0.97				$1.04

Weighted average number of common shares outstanding:
Basic	52,348,636				52,348,636

Diluted	52,356,882				52,356,882

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

REVLON, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2013

(in million)

	Historical			Note	Pro Forma Combined
	Revlon	Colomer U.S. GAAP	Pro Forma Adjustments
Net sales	$1,021.4	$404.4	$—		$1,425.8
Cost of sales	365.5	136.0	—		501.5

Gross profit	655.9	268.4	—		924.3
Selling, general and administrative	505.9	224.1	(1.9)	Note 5(c)	728.1
Restructuring charges and other, net	1.8	0.6	—		2.4

Operating income	148.2	43.7	1.9		193.8

Other expenses, net:
Interest expense	50.8	4.8	16.9	Note 5(d)	72.5
Interest expense – preferred stock dividends	4.9	—	—		4.9
Amortization of debt issuance costs	3.8	—	1.8	Note 5(d)	5.6
Loss on early extinguishment of debt	28.1	—	—		28.1
Foreign currency losses (gains), net	2.9	(2.2)	—		0.7
Miscellaneous, net	0.5	(0.7)	—		(0.2)

Other expenses, net	91.0	1.9	18.7		111.6

Income (loss) from continuing operations, before income taxes	57.2	41.8	(16.8)		82.2
(Provision for) benefit from income taxes	(30.2)	(23.8)	7.1	Note 5(e)	(46.9)

Income (loss) from continuing operations, net of taxes	$27.0	$18.0	$(9.7)		$35.3

Basic earnings per common share	$0.51				$0.67

Diluted earnings per common share	$0.51				$0.67

Weighted average number of common shares outstanding:
Basic	52,356,798				52,356,798

Diluted	52,356,798				52,356,798

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

REVLON, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2013

(in millions, except share and par value amounts)

	Historical
	Revlon	Colomer U.S. GAAP	Pro Forma Adjustments	Note	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$139.3	$36.2	$9.7	Note 5(d)	$185.2
Trade receivables, net	194.1	82.6	—		276.7
Inventories	142.2	61.4	—		203.6
Deferred income taxes-current	50.1	8.0	—		58.1
Prepaid expenses and other	51.3	12.4	—		63.7

Total current assets	$577.0	$200.6	$9.7		$787.3

Property, plant and equipment, net	102.7	54.8	—		157.5
Deferred income taxes-noncurrent	195.2	46.3	—		241.5
Goodwill	217.9	173.3	(173.3)	Note 5(a)	485.4
			267.5	Note 5(a)
Intangible assets, net	64.7	3.9	(4.0)	Note 5(a)	350.8
			286.2	Note 5(a), 5(b)
Other assets	101.9	1.8	15.7	Note 5(d)	119.4

Total assets	$1,259.4	$480.7	$401.8		$2,141.9

Liabilities and stockholders’ deficiency
Current liabilities:
Short-term borrowings	$6.6	$2.8	$—		$9.4
Current portion of long-term debt	—	—	7.0	Note 5(d)	7.0
Redeemable preferred stock	48.6	—	—		48.6
Accounts payable	103.4	52.6	—		156.0
Accrued expenses and other	226.0	64.4	8.5	Note 5(a), 5(b)	286.5
			(10.0)	Note 5(a)
			(2.4)	Note 5(d)

Total current liabilities	384.6	119.8	3.1		507.5
Long-term debt	1,228.2	122.6	691.3	Note 5(d)	1,919.5
			(122.6)	Note 5(a), 5(d)
Long-term pension and other post-retirement plan liabilities	210.1	4.6	—		214.7
Deferred income taxes-noncurrent	—	35.9	55.8	Note 5(a), 5(b)	57.7
			(34.0)	Note 5(a), 5(b)
Other long-term liabilities	56.3	12.0	—		68.3
Commitments and contingencies
Stockholders’ deficiency:
Class A Common Stock, par value $0.01 per share; 900,000,000 shares authorized; 49,986,651 shares issued as of September 30, 2013	0.5	0.8	(0.8)	Note 5(a), 5(f)	0.5
Class B Common Stock, par value $0.01 per share; 200,000,000 shares authorized; 3,125,000 shares issued and outstanding as of September 30, 2013	—	—	—		—
Additional paid-in-capital	1,015.1	29.4	(29.4)	Note 5(a), 5(f)	1,015.1
Treasury stock, at cost: 754,853 shares of Class A Common Stock as of September 30, 2013	(9.8)	—	—		(9.8)
Accumulated deficit	(1,419.6)	174.6	(174.6)	Note 5(a), 5(f)	(1,425.6)
			(6.0)	Note 5(d)
Accumulated other comprehensive loss	(206.0)	(19.0)	19.0	Note 5(a), 5(f)	(206.0)

Total stockholders’ deficiency	(619.8)	185.8	(191.8)		(625.8)

Total liabilities and stockholders’ deficiency	$1,259.4	$480.7	$401.8		$2,141.9

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(all tabular amounts in millions)

Note 1. Description of the Transactions

Colomer Acquisition

On October 9, 2013, Revlon, Inc., through its wholly owned operating subsidiary, RCPC, completed the acquisition of Colomer, a Spanish company which primarily markets and sells professional products to salons and other professional channels under brands such as Revlon Professional, Intercosmo, Orofluido, and UniqOne hair care; CND Shellac and CND Vinylux nail polishes; and American Crew men’s hair care, pursuant to the Colomer Purchase Agreement, which RCPC entered into on August 3, 2013. RCPC acquired Colomer for a cash purchase price of $664.5 million, which RCPC financed with proceeds from the Acquisition Term Loans under the Amended Term Loan Facility (as defined below). The Colomer Acquisition provides us with broad brand, geographic and channel diversification and substantially expands our business, providing distribution into new channels and cost synergy opportunities. In addition, the Colomer Acquisition offers opportunities for profitable growth by leveraging our combined enhanced innovation capability and know-how.

Amended Credit Facilities

On August 19, 2013, in connection with the Colomer Acquisition, Revlon, Inc., through its wholly owned operating subsidiary, RCPC, consummated an amendment (the “August 2013 Term Loan Amendment”) to its 2011 Term Loan Agreement (as amended by the August 2013 Term Loan Amendment and the Incremental Amendment (as hereinafter defined), the “Amended Term Loan Agreement” or the “Amended Term Loan Facility”), which permitted, among other things: (i) our consummation of the Colomer Acquisition; and (ii) RCPC incurring up to $700 million of additional term loans that it used as a source of funds to consummate the Colomer Acquisition and pay related fees and expenses. On August 19, 2013, in connection with the Colomer Acquisition, RCPC also entered into an incremental amendment (the “Incremental Amendment”) with Citibank, N.A., JPMorgan Chase Bank, N.A., Bank of America, N.A, Credit Suisse AG, Cayman Islands Branch, Wells Fargo Bank, N.A. and Deutsche Bank AG New York Branch (collectively, the “Initial Acquisition Lenders”) and Citicorp USA, Inc. as administrative agent and collateral agent, pursuant to which the Initial Acquisition Lenders committed to provide up to $700 million of term loans under the Amended Term Loan Agreement, which RCPC used as a source of funds to consummate the Colomer Acquisition and pay related fees and expenses (the “Acquisition Term Loans”).

Note 2. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are presented to illustrate the effects of the Colomer Acquisition on the historical financial position and operating results of Revlon and Colomer. The Unaudited Pro Forma Condensed Combined Statements of Operations combine the historical consolidated statements of operations of Revlon and Colomer, giving effect to the Colomer Acquisition as if it had been completed on January 1, 2012. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balances sheets of Revlon and Colomer, giving effect to the Colomer Acquisition as if it had occurred on September 30, 2013.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting with Revlon treated as the acquirer, have been prepared in accordance with U.S. GAAP and should be read together with the separate financial statements of Revlon and Colomer.

Colomer’s historical financial statements have been prepared in accordance with IFRS as issued by IASB. The unaudited pro forma condensed combined financial statements reflect certain adjustments to Colomer’s financial statements to align with Revlon’s U.S. GAAP accounting policies. Certain reclassifications have been made to the historical financial statements of Colomer to conform to the presentation used by Revlon. Revlon expects there could be additional reclassifications in the year following the completion of the business combination. See Note 3, “IFRS to U.S. GAAP Reconciliation of Colomer’s Historical Financial Information” for the reconciliation of Colomer’s historical financials from IFRS to U.S. GAAP and the translation of Colomer’s historical financials from Euros to U.S. Dollars.

The fair values of the net assets acquired are provisional based on management’s preliminary estimate of the respective fair values. U.S. GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated fair value of identifiable assets and liabilities of Colomer as of the acquisition date will be reflected as goodwill. The fair values of net assets and resulting goodwill are subject to finalizing our analysis of the fair value of Colomer’s assets and liabilities as of the acquisition date and will be adjusted upon completion of the valuation. The use of different estimates could yield materially different results.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Colomer Acquisition had been completed during the period or as of the dates for which the pro forma financial information is presented. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future consolidated financial position or operating results of the combined company.

The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations do not include: (1) any revenue or cost saving synergies that may be achieved through the business combination; or (2) the impact of non-recurring items directly related to the business combination.

Revlon plans to integrate the operations of Colomer into its business and expects to achieve approximately $25 million of annualized cost synergies by the end of year two, at a cost of approximately $40 million over the two-year period following the acquisition’s October 9, 2013 closing. As stated above, such expected synergies and costs have not been reflected in the pro forma condensed combined financial statements.

Note 3. IFRS to U.S. GAAP Reconciliation of Colomer’s Historical Financial Information

Colomer’s historical financial statements have been prepared in accordance with IFRS as issued by IASB. Adjustments have been made to align Colomer’s historical financial statements with Revlon’s U.S. GAAP accounting policies. These adjustments reflect Revlon’s best estimates based upon the information available.

Colomer’s historical financial statements have been translated from Euros to U.S. Dollars using the following historical exchange rates:

Euro/U.S. Dollar
December 31, 2012 average twelve-month exchange rate	1.29
September 30, 2013 average nine-month exchange rate	1.32
September 30, 2013 period end spot rate	1.35

Colomer’s historical statement of operations for the year ended December 31, 2012 reconciled to U.S. GAAP and translated into U.S. Dollars:

	Colomer IFRS (in Euros)	U.S. GAAP Adjustments and Reclasses (in Euros)	Note	Colomer U.S. GAAP (in Euros)	Colomer U.S. GAAP (in USD)
Net sales	€402.0	€(2.6)	(b),(d)	€399.4	$515.2
Cost of sales	141.9	(0.9)	(d)	141.0	181.9

Gross profit	260.1	(1.7)		258.4	333.3
Selling, general and administrative	215.3	(5.6)	(b),(c),(d)	209.7	270.5
Restructuring charges and other, net	5.8	—		5.8	7.5

Operating income	39.0	3.9		42.9	55.3

Other expenses, net:
Interest expense	7.8	(0.1)	(d)	7.7	9.9
Amortization of debt issuance costs	0.5	—		0.5	0.6
Foreign currency losses (gains), net	(0.9)	(0.1)	(d)	(1.0)	(1.3)
Miscellaneous, net	(0.9)	(1.9)	(a)	(2.8)	(3.6)

Other expenses, net	6.5	(2.1)		4.4	5.6

Income from continuing operations, before income taxes	32.5	6.0		38.5	49.7
Provision for income taxes	(13.9)	(1.4)	(a),(c)	(15.3)	(19.8)

Income from continuing operations, net of taxes	18.6	4.6		23.2	29.9
Loss from discontinued operations, net of taxes	—	(3.3)	(d)	(3.3)	(4.2)

Net income	€18.6	€1.3		€19.9	$25.7

Colomer’s historical statement of operations for the nine months ended September 30, 2013 reconciled to U.S. GAAP and translated into U.S. Dollars:

	Colomer IFRS (in Euros)	U.S. GAAP Adjustments and Reclasses (in Euros)	Note	Colomer U.S. GAAP (in Euros)	Colomer U.S. GAAP (in USD)
Net sales	€307.0	€(0.6)	(b)	€306.4	$404.4
Cost of sales	103.1	—		103.1	136.0

Gross profit	203.9	(0.6)		203.3	268.4
Selling, general and administrative	165.5	4.3	(b),(c),(d)	169.8	224.1
Restructuring charges and other, net	0.4	—		0.4	0.6

Operating (loss) income	38.0	(4.9)		33.1	43.7

Other expenses, net:
Interest expense	3.6	—		3.6	4.8
Foreign currency losses (gains), net	(1.7)	—		(1.7)	(2.2)
Miscellaneous, net	(0.3)	(0.2)	(a)	(0.5)	(0.7)

Other expenses, net	1.6	(0.2)		1.4	1.9

Income (loss) from continuing operations, before income taxes	36.4	(4.7)		31.7	41.8
Provision for income taxes	(17.5)	(0.6)	(a),(c)	(18.1)	(23.8)

Income (loss) from continuing operations, net of taxes	18.9	(5.3)		13.6	18.0
Income from discontinued operations, net of taxes	—	5.4	(d)	5.4	7.1

Net income	€18.9	€0.1		€19.0	$25.1

Colomer’s historical balance sheet as of September 30, 2013 reconciled to U.S. GAAP and translated into U.S. Dollars:

	Colomer IFRS (in Euros)	U.S. GAAP Adjustments and Reclasses (in Euros)	Note	Colomer U.S. GAAP (in Euros)	Colomer U.S. GAAP (in USD)
Assets
Current assets:
Cash and cash equivalents	€26.8	€—		€26.8	$36.2
Trade receivables, net	61.2	—		61.2	82.6
Inventories	45.5	—		45.5	61.4
Deferred income taxes-current	—	5.9	(e)	5.9	8.0
Prepaid expenses and other	9.2	—		9.2	12.4

Total current assets	€142.7	€5.9		€148.6	$200.6

Property, plant and equipment, net	33.4	7.2	(f)	40.6	54.8
Deferred income taxes-noncurrent	34.3	—		34.3	46.3
Goodwill	128.4	—		128.4	173.3
Intangible assets, net	10.1	(7.2)	(f)	2.9	3.9
Other assets	1.3	—		1.3	1.8

Total assets	€350.2	€5.9		€356.1	$480.7

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	€2.10	€—		€2.1	$2.8
Accounts payable	39.0	—		39.0	52.6
Accrued expenses and other	47.6	0.1	(e)	47.7	64.4

Total current liabilities	88.7	0.1		88.8	119.8
Long-term debt	90.8	—		90.8	122.6
Long-term pension and other post-retirement plan liabilities	3.4	—		3.4	4.6
Deferred income taxes-noncurrent	20.8	5.8	(e)	26.6	35.9
Other long-term liabilities	8.9	—		8.9	12.0
Stockholders’ equity:
Common Stock	0.6	—		0.6	0.8
Additional paid-in-capital	21.8	—		21.8	29.4
Retained earnings	129.3	—		129.3	174.6
Accumulated other comprehensive loss	(14.1)	—		(14.1)	(19.0)

Total stockholders’ equity	137.6	—		137.6	185.8

Total liabilities and stockholders’ equity	€350.2	€5.9		€356.1	$480.7

(a)	On January 30, 2008, Colomer entered into a sale and leaseback transaction on its building in Barcelona, Spain. In accordance with IFRS, the €10.7 million gain on the sale of the building was recognized at the time of the sale. Under U.S. GAAP, in a sale and leaseback transaction in which the leaseback is an operating lease, typically some portion of the profit or loss is deferred and amortized in proportion to the rental expense over the lease term. We have determined that Colomer retained more than a minor portion but less than substantially all of the remaining use of the property and, therefore, only the portion of the gain in excess of the present value of minimum lease payments should be recognized on the date of sale and the remaining gain should be recognized over the term of the lease. Colomer’s historical statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 shown above include adjustments to recognize the deferred gain on the sale of €1.9 million and €0.2 million, respectively, within miscellaneous, net and a tax adjustment of €0.6 million and €0.1 million, respectively, to increase the provision for income taxes using the Spanish statutory tax rate of 30%.
(b)	In accordance with U.S. GAAP and Revlon’s accounting policies, Colomer’s historical statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 shown above include adjustments of €0.7 million and €0.6 million, respectively, to reclassify certain sales incentive costs from selling, general and administrative (“SG&A”) expenses to net sales.
(c)	In accordance with U.S. GAAP and Revlon’s accounting policies, Colomer’s historical statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 shown above include adjustments of €0.8 million and €0.5 million, respectively, to reclassify interest on tax contingencies and penalties from SG&A expenses to provision for income taxes.

(d)	In 2012 and 2013, Colomer disposed of several entities that did not represent a major line of business under IFRS and consequently were not classified as discontinued operations. Under U.S. GAAP, a component of an entity comprises operations and cash flows that can be clearly distinguished operationally and for financial reporting purposes from the rest of the entity. Colomer disposed of three subsidiaries in 2012 and one subsidiary in 2013 that met the definition of a component under U.S. GAAP and Colomer does not have significant continuing cash flows from the components or significant continuing involvement in the components. Therefore, these components qualify for discontinued operations reporting. Colomer’s historical statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 shown above include the following adjustments to reclassify the results of the disposed entities to discontinued operations:

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
Net Sales	€(1.9)	€—
Cost of Sales	0.9	—
SG&A expenses	4.1	(5.4)
Interest expense	0.1	—
Foreign currency losses (gains), net	0.1	—
Income (loss) from discontinued operations, net of taxes	(3.3)	5.4

(e)	In accordance with U.S. GAAP and Revlon’s accounting policies, an entity must separate deferred tax liabilities and assets into current and non-current amounts. Deferred tax liabilities and assets must be classified as current or non-current based on the classification of the related asset or liability for financial reporting. Additionally, for a particular tax-paying component of an entity and within a particular tax jurisdiction, all current deferred tax liabilities and assets must be offset and presented as a single amount and all non-current deferred tax liabilities and assets shall be offset and presented as a single amount. An entity must not offset deferred tax liabilities and assets attributable to different tax-paying components of the entity or to different tax jurisdictions. Accordingly, the deferred tax assets and liabilities recognized by Colomer must be presented net by entity and by jurisdiction after the classification between current and non-current. Colomer’s historical balance sheet as of September 30, 2013 shown above includes reclassification adjustments of €5.9 million to deferred income taxes-current within current assets, €0.1 million to accrued expenses and other and €5.8 million to deferred income taxes-noncurrent within long-term liabilities.
(f)	In accordance with U.S. GAAP and Revlon’s accounting policies, Colomer’s historical balance sheet as of September 30, 2013 shown above includes adjustments of €7.2 million to reclassify developed software from intangible assets, net to property, plant and equipment, net.

Note 4. Purchase Price

On October 9, 2013, Revlon, Inc., through its wholly owned operating subsidiary, RCPC, completed the Colomer Acquisition for a cash purchase price of $664.5 million, which RCPC financed with proceeds from the Acquisition Term Loans under the Amended Term Loan Facility. The components of the $664.5 million purchase price are as follows:

As of October 9, 2013
Share purchase price(1)	$545.6
Leakages(2)	(3.8)
Shareholder loans(3)	122.7

Total purchase price	$664.5

(1)	All of Colomer’s 10,227 outstanding shares were purchased for $52,645 per share for a total of $538.4 million. In addition, interest on the share price from the locked box date of June 30, 2013 through the acquisition date totaled $7.2 million, for a total share purchase price of $545.6 million.
(2)	According to the Colomer Purchase Agreement, permitted leakages such as fees and other items born by Colomer were reductions to the purchase price.
(3)	The purchase price included the payment of Colomer’s shareholder loans for $122.7 million, which includes the principal and accrued interest owed as of the acquisition date.

Note 5. Pro Forma Adjustments

(a)	Purchase Price Allocation

For pro forma purposes, the fair values of the net assets acquired are provisional based on management’s preliminary estimate of the respective fair values. The preliminary estimate of the fair values of Colomer’s tangible assets has not been completed and, therefore, we have not allocated the purchase price to a step-up or a step-down in the fair value of the tangible assets. The final valuation of net assets may result in material adjustments to the respective fair values and resulting goodwill. The final valuation of net assets will be completed as soon as possible but no later than one year from the acquisition date.

As discussed in Note 4 above, the purchase price includes the payment of Colomer’s shareholder loans for $122.7 million. The balance of the shareholder loans outstanding as of September 30, 2013 was $122.6 million. Colomer’s historical balance sheet also included a contingent consideration payable to Revlon of $10.0 million under the March 2000 purchase agreement between Revlon and Colomer. As a result of the Colomer Acquisition, this contingent consideration is no longer payable to Revlon.

The following is a summary of management’s preliminary estimate of the fair values of net assets acquired and resulting goodwill in the Colomer Acquisition, as reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2013:

Historical equity of Colomer		$185.8
Elimination of Colomer’s historical goodwill		(173.3)
Elimination of Colomer’s historical intangible assets		(4.0)
Elimination of Colomer’s deferred tax liability related to goodwill		34.0
Elimination of shareholder loans paid off at closing		122.6
Elimination of Colomer’s contingent consideration due to Revlon		10.0
Fair value of identifiable intangible assets:
Trade names, indefinite-lived	$102.6
Trade names, finite-lived	106.6
Customer relationships	52.6
License agreement	6.8
Internally developed IP	17.6

Total fair value of identifiable intangible assets		286.2
Deferred tax impact of purchase accounting adjustments		(64.3)
Residual goodwill resulting from business combination		267.5

Total purchase price		$664.5

In determining the fair values of net assets acquired and resulting goodwill, Revlon considered, among other factors, the analyses of historical financial performance and an estimate of the future performance of Colomer’s business.

The preliminary estimate of the fair values of Colomer’s indefinite-lived and finite-lived trade names and internally developed IP was determined using a risk-adjusted discounted cash flow model under the relief-from-royalty method. The relief from royalty method requires identifying the hypothetical cash flows generated by an assumed royalty rate that a third party would pay to license the trade names and IP, and discounting them back to the valuation date. The royalty rate used was based on a consideration of market rates. The indefinite-lived trade names include Revlon Professional and American Crew. The finite-lived trade names include, among others, CND Shellac and The Colomer Group.

The preliminary estimate of the fair values of Colomer’s customer relationships was determined using a risk-adjusted discounted cash flow model, specifically, the excess earnings method which considers the use of other assets in the generation of the projected cash flows of a specific asset to isolate the economic benefit generated by the customer relationship asset. The contribution of other assets, such as fixed assets, working capital, workforce, and other intangible assets, to overall cash flows was estimated through contributory asset capital charges. Therefore, the value of the customer relationship asset is the present value of the attributed post-tax cash flows, net of the return on fair value attributed to tangible and other intangible assets.

There are significant judgments inherent in a discounted cash flow approach, including, the selection of appropriate discount rates, hypothetical royalty rates, contributory asset capital charges, estimating the amount and timing of estimated future cash flows and identification of appropriate terminal growth rate assumptions. The discount rates used in the discounted cash flow analyses are intended to reflect the risk inherent in the projected future cash flows generated by the respective intangible assets.

For pro forma purposes, the carrying value of all other assets and liabilities was deemed to approximate their estimated fair value.

(b)	Acquired Intangible Assets

The acquired intangible assets and related amortization expense based on the preliminary estimate of the fair values of Colomer’s identifiable intangible assets are as follows:

Acquired Intangible Assets:	Fair Value	Estimated Useful Life	Estimated Amortization Expense for Year Ended December 31, 2012	Estimated Amortization Expense for Nine Months Ended September 30, 2013
Trade names, indefinite-lived	$102.6	Indefinite
Trade names, finite-lived	106.6	5-20 years	$9.3	$7.0
Customer relationships	52.6	10 years	5.3	4.0
License agreement	6.8	10 years	0.7	0.5
Internally developed IP	17.6	2 years	8.8	6.6

Total acquired intangible assets	$286.2

Total amortization expense			$24.1	$18.1

Deferred Tax Liability

An $8.5 million current deferred tax liability (within accrued expenses and other) and a $55.8 million non-current deferred tax liability (for a total deferred tax liability of $64.3 million) has been set up against the $183.6 million increase in value of Colomer’s finite-lived intangible assets outlined in the above table. The deferred tax liabilities represent the tax effect of the difference between the estimated assigned fair value of the finite-lived intangible assets ($183.6 million) and the tax basis ($0) of such assets. The estimated amount of $64.3 million was determined by multiplying the difference of $183.6 million by Revlon’s statutory federal income tax rate of 35.0%.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2013 also includes a pro forma adjustment of $34.0 million to deferred income taxes-noncurrent within long-term liabilities to eliminate Colomer’s deferred tax liability on its historical goodwill.

(c)	Selling, General and Administrative Expenses

Pro forma adjustments made to SG&A expense within the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 are comprised of the following:

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
Reversal of Colomer’s amortization expense on historical intangible assets	$(1.1)	$(0.8)
Reversal of Colomer’s impairment charges on historical goodwill	(5.3)	(9.0)
Amortization expense for acquired intangible assets shown in (b) above	24.1	18.1
Reversal of acquisition-related costs(1)	(0.8)	(6.7)
Reversal of Colomer’s debt facility fees(2)	—	(3.5)

Total pro forma adjustments to SG&A	$16.9	$(1.9)

(1)	Revlon and Colomer have incurred acquisition-related costs, which primarily include legal and advisory fees. Colomer incurred and paid $0.8 million of acquisition-related costs in the year ended December 31, 2012 and $0.4 million in the nine months ended September 30, 2013. Revlon incurred $6.3 million of acquisition-related costs in the nine months ended September 30, 2013. These costs are reversed as they represent non-recurring charges directly related to the Colomer Acquisition.
(2)	Colomer held an undrawn debt facility that was closed on the acquisition date and therefore a pro forma adjustment to reverse the fees associated with this debt facility was included in the table above.

(d)	Debt Transaction

In connection with consummating the Colomer Acquisition, the Acquisition Term Loans of $700.0 million ($698.3 million net of discounts) were drawn in full at the acquisition date. To adjust debt obligations for the borrowing of the Acquisition Term Loans, $7.0 million was recorded to the current portion of long-term debt and $691.3 million was recorded to long-term debt as pro forma adjustments in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2013.

Use of Proceeds

The use of proceeds from the Acquisition Term Loans that are reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2013 are as follows:

September 30, 2013
Acquisition Term Loans	$700.0
Debt discount(1)	(1.7)

Total proceeds from Acquisition Term Loans	698.3
Purchase price	(664.5)
Debt issuance costs, capitalized to other assets(2)	(15.7)
Acquisition-related costs(3)	(8.4)

Total pro forma adjustment to cash and cash equivalents	$9.7

(1)	The debt discount will be amortized over the life of the Acquisition Term Loans. See “Interest Expense” below for the pro forma adjustment.
(2)	Revlon incurred debt issuance costs of $15.7 million on the acquisition date, which were capitalized to other assets as a pro forma adjustment in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2013. The debt issuance costs will be amortized over the life of the Acquisition Term Loans. The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 include pro forma adjustments of $2.3 million and $1.8 million, respectively, within amortization of debt issuance costs.
(3)	Of the $6.3 million of acquisition-related costs incurred by Revlon during the nine months ended September 30, 2013, as discussed in Note 5(c) above, $2.4 million were unpaid and accrued as of September 30, 2013. In addition, approximately $6.0 million of additional acquisition and debt issuance costs were incurred on the acquisition date. The total acquisition-related costs of $8.4 million that were unpaid as of September 30, 2013 are assumed to be paid for pro forma purposes and are included in the table above as a pro forma adjustment to cash and cash equivalents. The $6.0 million of acquisition-related costs that were not incurred as of September 30, 2013 are included as a pro forma adjustment to accumulated deficit and the $2.4 million of acquisition-related costs that were accrued are included as a pro forma adjustment to accrued expenses and other in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2013.

Interest Expense

Pro forma interest expense resulting from the Acquisition Term Loans is as follows:

	Year Ended December 31, 2012	Nine Months Ended September 30, 2013
Average term loan borrowing	$698.7	$693.0
Interest rate (average 3 month EURO plus 3.0%)	4.0%	4.0%
360 day convention	1.017	0.758

Pro forma adjustment for new interest	$28.4	$21.0
Amortization of debt discount	0.3	0.2
Reversal of Colomer’s historical interest expense(1)	(6.6)	(4.3)

Total pro forma interest expense	$22.1	$16.9

(1)	As discussed in Note 5(a), the purchase price included the pay off of Colomer’s shareholder loans, which as of September 30, 2013, amounted to $122.6 million. Therefore, pro forma adjustments were made to remove the historical interest expense on these shareholder loans.

A 1.0% increase in the variable interest rate over the 1% LIBOR floor on the Acquisition Term Loans would result in additional pro forma interest expense of $7.1 million and $5.3 million for the year ended December 31, 2012 and the nine months ended September 30, 2013, respectively.

(e)	Provision for Income Taxes

The pro forma adjustment to the provision for income taxes was calculated using the Spanish statutory tax rate of 30% for adjustments related to Colomer and using the statutory federal income tax rate of 35.0% for adjustments related to Revlon, as detailed below:

Year Ended December 31, 2012:

Item	Jurisdiction	Adjustment	Tax Rate	Tax Benefit
SG&A expenses	Spain	$(7.2)	30.0%	$(2.2)
SG&A expenses	U.S	24.1	35.0%	8.5
Interest expense	Spain	(6.6)	30.0%	(2.0)
Interest expense	U.S	28.7	35.0%	10.1
Amortization of debt issuance costs	U.S	2.3	35.0%	0.8

Total		$41.3		$15.2

Nine Months Ended September 30, 2013:

Item	Jurisdiction	Adjustment	Tax Rate	Tax Benefit
SG&A expenses	Spain	$(20.0)	30.0%	$(6.0)
SG&A expenses	U.S	18.1	35.0%	6.3
Interest expense	Spain	(4.3)	30.0%	(1.3)
Interest expense	U.S	21.2	35.0%	7.4
Amortization of debt issuance costs	U.S	1.8	35.0%	0.7

Total		$16.8		$7.1

(f)	Equity

As shown in the purchase price allocation in Note 5(a) above, Colomer’s historical equity is eliminated as pro forma adjustments in the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2013. In addition, as discussed in Note 5(d) above, a pro forma adjustment of $6.0 million was made to accumulated deficit for acquisition-related costs that had not been incurred as of September 30, 2013.